Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for First Quarter Fiscal Year 2013

Q1 2013 Financial Highlights

•	Revenue: $475.1 million

•	GAAP earnings per share: $0.45

•	Non-GAAP earnings per share: $0.67

MOUNTAIN VIEW, Calif. – Feb. 20, 2013 – Synopsys, Inc. (Nasdaq: SNPS), a global leader providing software, IP and services used to accelerate innovation in chips and electronic systems, today reported results for its first quarter of fiscal year 2013.

For the first quarter of fiscal year 2013, Synopsys reported revenue of $475.1 million, compared to $425.5 million for the first quarter of fiscal 2012, an increase of 11.7 percent.

“In the first fiscal quarter of 2013 our business, technology progress, and customer engagements were strong across the board,” said Aart de Geus, chairman and co-CEO of Synopsys. “Semiconductor companies are aggressively pushing both technology and efficiency to develop differentiated products within very tight market windows, and Synopsys is a key partner in these quests. Because of our strong first fiscal quarter results, including the impact of the reinstatement of the federal R&D tax credit, and confidence in our business, we are raising our non-GAAP earnings per share target for the year.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the first quarter of fiscal 2013 was $69.9 million, or $0.45 per share, compared to $56.7 million, or $0.39 per share, for the first quarter of fiscal 2012. Due to our fiscal calendar, the first quarter of fiscal year 2012 included an extra week.

Non-GAAP Results

On a non-GAAP basis, net income for the first quarter of fiscal 2013 was $103.0 million, or $0.67 per share, compared to non-GAAP net income of $82.3 million, or $0.56 per share, for the first quarter of fiscal 2012. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release. Due to our fiscal calendar, the first quarter of fiscal year 2012 included an extra week.

Fiscal first quarter GAAP and non-GAAP results included the impact of the reinstatement of the federal R&D tax credit for 2012 and 2013. The fiscal first quarter results include a retroactive benefit of $6 million for fiscal year 2012, as well as a $2 million current quarter impact.

Financial Targets

Synopsys also provided its financial targets for the second quarter and full fiscal year 2013. These targets do not include any impact of future acquisition-related activities. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Second Quarter of Fiscal Year 2013 Targets:

•	Revenue: $490 million - $500 million

•	GAAP expenses: $409 million - $425 million

•	Non-GAAP expenses: $362 million - $372 million

•	Other income and expense: ($1) million - $1 million

•	Tax rate applied in non-GAAP net income calculations: 24 - 25 percent

•	Fully diluted outstanding shares: 154 million - 158 million

•	GAAP earnings per share: $0.38 - $0.44

•	Non-GAAP earnings per share: $0.63 - $0.65

•	Revenue from backlog: approximately 90 percent

Full Fiscal Year 2013 Targets:

•	Revenue: $1.955 billion - $1.975 billion

•	Other income and expense: $1 million - $5 million

•	Tax rate applied in non-GAAP net income calculations: approximately 23 percent

•	Fully diluted outstanding shares: 155 million - 159 million

•	GAAP earnings per share: $1.44 - $1.56

•	Non-GAAP earnings per share: $2.35 - $2.40

•	Cash flow from operations: at least $350 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, including inventory fair value adjustments, (iv) other significant items, including facilities restructuring charges and the effect of benefits from tax settlements with tax authorities, and (v) the income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. Whenever Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of First Quarter Fiscal Year 2013 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of First Quarter Fiscal Year 2013 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	January 31,
	2013	2012
GAAP net income	$69,922	$56,694
Adjustments:
Amortization of intangible assets	32,403	16,909
Stock compensation	17,701	16,248
Acquisition-related costs	1,836	1,235
Inventory fair value adjustment	1,809	—
Facility restructuring charges	(272)	470
Tax adjustments	(20,432)	(9,226)

Non-GAAP net income	$102,967	$82,330

	Three Months Ended January 31,
	2013	2012
GAAP net income per share	$0.45	$0.39
Adjustments:
Amortization of intangible assets	0.21	0.11
Stock compensation	0.12	0.11
Acquisition-related costs	0.01	0.01
Inventory fair value adjustment	0.01	—
Facility restructuring charges	(0.00)	0.00
Tax adjustments	(0.13)	(0.06)

Non-GAAP net income per share	$0.67	$0.56

Shares used in calculation	154,531	147,113

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2013 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending April 30, 2013 (1)
	Low	High
Target GAAP expenses	$409,000	$425,000
Adjustments:
Estimated impact of amortization of intangible assets	(31,000)	(34,000)
Estimated impact of stock compensation	(16,000)	(19,000)

Target non-GAAP expenses	$362,000	$372,000

	Range for Three Months Ending April 30, 2013 (1)
	Low	High
Target GAAP earnings per share	$0.38	$0.44
Adjustments:
Estimated impact of amortization of intangible assets	0.22	0.20
Estimated impact of stock compensation	0.12	0.10
Net non-GAAP tax adjustments	(0.09)	(0.09)

Target non-GAAP earnings per share	$0.63	$0.65

Shares used in non-GAAP calculation (midpoint of target range)	156,000	156,000

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2013 Targets

	Range for Fiscal Year
	Ending October 31, 2013 (1)
	Low	High
Target GAAP earnings per share	$1.44	$1.56
Adjustments:
Estimated impact of amortization of intangible assets	0.84	0.79
Estimated impact of stock compensation	0.46	0.42
Acquisition-related costs	0.01	0.01
Inventory fair value adjustment	0.01	0.01
Net non-GAAP tax adjustments	(0.41)	(0.39)

Target non-GAAP earnings per share	$2.35	$2.40

Shares used in non-GAAP calculation (midpoint of target range)	157,000	157,000

(1)	Synopsys’ second quarter and fiscal year end on May 4, and November 2, 2013, respectively. For presentation purposes, the periods refer to the closest calendar month end.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 281739, beginning at 4:00 p.m. Pacific Time today. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the second quarter fiscal 2013 in May 2013. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the second quarter fiscal year 2013 earnings call in May 2013, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the second quarter of fiscal 2013 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the first quarter fiscal 2013 in its quarterly report on Form 10-Q to be filed by March 14, 2013.

About Synopsys

Synopsys, Inc. (Nasdaq:SNPS) accelerates innovation in the global electronics market. As a leader in electronic design automation (EDA) and semiconductor IP, its software, IP and services help engineers address their design, verification, system and manufacturing challenges. Since 1986, engineers around the world have been using Synopsys technology to design and create billions of chips and systems. Learn more at http://www.synopsys.com.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Non-GAAP Operating Results,” and certain other statements, including statements regarding customer demand for our technology and predictable business model, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. In addition, certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	continued uncertainty in the global economy and its potential impact on the semiconductor and electronics industries;

•	uncertainty in the growth of the semiconductor and electronics industry;

•

Synopsys’ ability to realize the potential financial or strategic benefits of acquisitions it completes, including the recent acquisitions of Magma Design Automation, SpringSoft, and EVE, and the difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations, including delays in customer orders, potential loss of customers, key employees, partners or vendors, customer demand and support obligations for product offerings, and disruption of ongoing business operations and diversion of management attention;

•	increased competition in the market for Synopsys’ products and services including through consolidation in the industry and among our customers;

•	changes in demand for Synopsys’ products due to fluctuations in demand for its customers’ products;

•	adverse changes in the relationships between Synopsys and key participants in the complex semiconductor ecosystem, including major foundries and intellectual property providers;

•	litigation;

•	lower-than-anticipated new IC design starts;

•

lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•	changes in the mix of time-based licenses and upfront licenses;

•	lower-than-expected orders; and

•	failure of customers to pay license fees as scheduled.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending April 30, 2013; actual expenses, earnings per share, tax rate, and other projections on a GAAP and non-GAAP basis for fiscal year 2013; and cash flow from operations on a GAAP basis for fiscal year 2013 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) integration and other acquisition-related costs, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits and settlements to increase or decrease an income tax asset or liability, (iii) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (iv) changes in the anticipated amount of employee stock-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or guidance, (viii) fluctuations in foreign currency exchange rates, (ix) general economic conditions, and (x) other risks as detailed in Synopsys’ SEC filings, including those described in the “Risk Factors” section in its latest Annual Report on Form 10-K for the fiscal year ended October 31, 2012. Furthermore, Synopsys’ actual tax rates applied to income for the second quarter and fiscal year 2013 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and year, and actions by the government.

Finally, Synopsys’ targets for outstanding shares in the second quarter and fiscal year 2013 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions, and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended January 31,
	2013	2012
Revenue:
Time-based license	$385,959	$355,894
Upfront	30,789	28,512
Maintenance and service	58,389	41,090

Total revenue	475,137	425,496
Cost of revenue:
License	64,492	57,722
Maintenance and service	20,055	18,744
Amortization of intangible assets	26,516	13,388

Total cost of revenue	111,063	89,854

Gross margin	364,074	335,642
Operating expenses:
Research and development	157,510	132,875
Sales and marketing	101,758	95,404
General and administrative	37,938	33,839
Amortization of intangible assets	5,887	3,521

Total operating expenses	303,093	265,639

Operating income	60,981	70,003
Other income (expense), net	10,749	3,826

Income before income taxes	71,730	73,829
Provision (benefit) for income taxes	1,808	17,135

Net income	$69,922	$56,694

Net income per share:
Basic	$0.46	$0.39
Diluted	$0.45	$0.39

Shares used in computing per share amounts:
Basic	151,477	143,882

Diluted	154,531	147,113

(1)	Synopsys’ first quarter of fiscal 2013 ended on February 2, 2013. Its first quarter of fiscal 2012 included an extra week, and ended on February 4, 2012. For presentation purposes, we refer to periods ended January 31.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	January 31, 2013	October 31, 2012
ASSETS:
Cash and cash equivalents	$550,365	$700,382
Accounts receivable, net	270,217	292,668
Deferred income taxes	74,644	74,712
Income taxes receivable and prepaid taxes	22,867	17,267
Prepaid and other current assets	81,689	55,627

Total current assets	999,782	1,140,656
Property and equipment, net	193,051	191,243
Goodwill	1,971,654	1,976,987
Intangible assets, net	430,797	466,322
Long-term prepaid taxes	8,557	9,429
Long-term deferred income taxes	281,887	239,412
Other long-term assets	134,818	123,607

Total assets	$4,020,546	$4,147,656

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Short-term debt	$30,000	$30,000
Accounts payable and accrued liabilities	223,456	383,093
Accrued income taxes	10,682	4,682
Deferred revenue	757,874	834,864

Total current liabilities	1,022,012	1,252,639
Long-term debt	97,500	105,000
Long-term accrued income taxes	51,890	52,645
Other long-term liabilities	172,361	126,217
Long-term deferred revenue	74,624	67,184

Total liabilities	1,418,387	1,603,685
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 151,970 and 150,899 shares outstanding, respectively	1,519	1,509
Capital in excess of par value	1,589,035	1,585,034
Retained earnings	1,167,623	1,098,694
Treasury stock, at cost: 5,295 and 6,365 shares, respectively	(139,819)	(168,090)
Accumulated other comprehensive loss	(16,199)	(15,461)

Total stockholders’ equity excluding non-controlling interest	2,602,159	2,501,686
Non-controlling interest	—	42,285

Total liabilities and stockholders’ equity	$4,020,546	$4,147,656

(1)	Synopsys’ first quarter of fiscal 2013 ended on February 2, 2013. Its first quarter of fiscal 2012 included an extra week, and ended on February 4, 2012. For presentation purposes, we refer to periods ended January 31.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended January 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$69,922	$56,694
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	47,064	31,965
Stock compensation	17,700	16,250
Allowance for doubtful accounts	2,083	497
Deferred income taxes	(4,900)	14,533
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	20,341	(11,102)
Prepaid and other current assets	(23,329)	(8,972)
Other long-term assets	(10,484)	(3,457)
Accounts payable and other liabilities	(152,207)	(93,558)
Income taxes	(1,597)	(5,161)
Deferred revenue	(56,031)	(37,007)

Net cash used in operating activities	(91,438)	(39,318)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	—	34,039
Purchases of short-term investments	—	(18,179)
Purchases of property and equipment	(13,980)	(11,016)
Cash paid for acquisitions, net of cash acquired	—	(5,623)
Capitalization of software development costs	(825)	(735)

Net cash used in investing activities	(14,805)	(1,514)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(409)	(1,081)
Acquisition of non-controlling interest	(44,004)	—
Repayment of acquired debt	(7,619)	—
Issuances of common stock	15,615	41,106
Purchase of equity forward contract	—	(20,000)
Purchases of treasury stock	—	(20,000)

Net cash (used in) provided by financing activities	(36,417)	25
Effect of exchange rate changes on cash and cash equivalents	(7,357)	(2,931)

Net change in cash and cash equivalents	(150,017)	(43,738)
Cash and cash equivalents, beginning of the year	700,382	855,077

Cash and cash equivalents, end of the period	$550,365	$811,339

(1)	Synopsys’ first quarter of fiscal 2013 and 2012 ended on February 2, 2013 and February 4, 2012, respectively. For presentation purposes, we refer to periods ended January 31. Synopsys’ first quarter of fiscal 2012 included an extra week.